 AMENDED AND RESTATED

EXPENSE LIMITATION/REIMBURSEMENT AGREEMENT

THIS AGREEMENT, effective as of January 25, 2011, as amended and restated November 16, 2012, by and between EQUINOX FUND MANAGEMENT, LLC (the “Adviser”) and EQUINOX FUNDS TRUST (the “Trust”), on behalf of certain series of the Trust set forth on Schedule A to this Agreement (each a “Fund,” and collectively, the “Funds”).

WHEREAS, the Adviser desires to contractually agree to reduce its advisory fee and/or reimburse certain of the Funds’ operating expenses to ensure that a Fund’s total annual operating expenses, excluding taxes, interest, extraordinary items, brokerage commissions, and “class-specific fees and expenses” (defined below), do not exceed the levels described below.  Class-specific fees and expenses are distribution expenses, transfer agency expenses, expenses of preparation, printing and mailing, prospectuses, statements of additional information, proxy statements and reports to shareholders, and organizational expenses and registration fees, identified as belonging to a particular class of the Trust.

NOW, THEREFORE, the parties agree as follows:

Fee Reduction/Reimbursement.  The Adviser agrees that from the effective date as set forth on Schedule A until the termination date as set forth on Schedule A with respect to a Fund, it will reduce its compensation and/or reimburse certain expenses for such a Fund, to the extent necessary to ensure that such Fund’s total operating expenses, excluding taxes, any class-specific fees and expenses, interest, extraordinary items, “Acquired Fund fees and expenses” (as defined in Form N-1A) and brokerage commissions, do not exceed the contractual limits on Fund Operating Expenses set forth on Schedule A.

Fee Recovery. The Adviser shall be entitled to recover, subject to approval by the Board of Trustees of the Trust, which shall not be unreasonably withheld, such amounts for a period of up to three (3) years from the year in which the Adviser reduced its compensation and/or assumed expenses for a Fund.

Term. This Agreement shall terminate with respect to a Fund listed on Schedule A on the dates listed on Schedule A or at an earlier date upon the discretion of the Board of Trustees of the Trust upon 60 days’ written notice to the Adviser, unless extended, terminated, modified or revised by the mutual agreement of the parties by amending Schedule A to this Agreement or otherwise as provided for in writing.

Executed as of the date first set forth above.

EQUINOX FUND MANAGEMENT, LLC

By:

/s/Robert J. Enck

Name:

Robert J. Enck

Title:

President & CEO

EQUINOX FUNDS TRUST, on behalf of each Fund

By:

/s/Robert J. Enck

Name:

Robert J. Enck

Title:

President

 Schedule A

Dated November 16, 2012

To The

Expense Limitation/Reimbursement Agreement

Dated January 25, 2011

Between

Equinox Funds Trust And Equinox Funds Management, LLC

Funds	Contractual Limit on Total Operating Expenses	Effective Date	Termination Date

Equinox Abraham Strategy Fund	1.10%	Commencement of Operations	January 28, 2014

Equinox Cantab Strategy Fund	1.10%	Commencement of Operations	January 28, 2014

Equinox Chesapeake Strategy Fund	1.10%	Commencement of Operations	January 28, 2014

Equinox Crabel Two Plus Strategy Fund	1.10%	Commencement of Operations	January 28, 2014

Equinox Eclipse Strategy Fund	1.10%	Commencement of Operations	January 28, 2014

Equinox John Locke Strategy Fund	1.10%	Commencement of Operations	January 28, 2014

Equinox QCM Strategy Fund	1.10%	Commencement of Operations	January 28, 2014

Equinox QIM/ WNTN Strategy Fund	1.10%	Commencement of Operations	January 28, 2014

Equinox Tiverton Strategy Fund	1.10%	Commencement of Operations	January 28, 2014

Equinox Absolute Return Strategy Fund	1.10%	Commencement of Operations	January 28, 2014

Equinox Commodity Strategy Fund	1.26%	January 25, 2011	September 30, 2012
	1.53%	October 1, 2012	January 28, 2014

Equinox Campbell Strategy Fund	1.10%	Commencement of Operations	January 28, 2014

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

EQUINOX FUND MANAGEMENT, LLC

By:

/s/Robert J. Enck

Name:

Robert J. Enck

Title:

President & CEO

EQUINOX FUNDS TRUST, on behalf of each Fund

By:

/s/Robert J. Enck

Name:

Robert J. Enck

Title:

President

Signature Page – Schedule A to Expense Limitation Agreement